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                                                                 EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2, of our report dated August 12, 1998, relating to the consolidated financial statements of Gaylord Companies, Inc. for the years ended December 31, 1997 and 1996, and of our report dated October 30, 1998 related to the consolidated balance sheet of Rolling Pin Kitchen Emporium, Inc. as of August 12, 1998, and the reference to our firm under the caption "Experts" in this Registration Statement.

                                          /s/  FELDMAN SHERB EHRLICH & CO., P.C.
                                          --------------------------------------
                                          FELDMAN SHERB EHRLICH & CO., P.C.
                                          Certified Public Accountants

New York, New York
January 7, 1999